Exhibit 99.1

FOR IMMEDIATE RELEASE

Cidara Reports Second Quarter 2015 Financial Results and Provides Corporate Update

SAN DIEGO, August 11, 2015 – Cidara Therapeutics, Inc. (Nasdaq: CDTX), a biotechnology company developing novel anti-infectives and immunotherapies to treat fungal and other infections, today reported financial results for the three and six months ended June 30, 2015 and provided an update on its corporate activities and product pipeline.

Second Quarter 2015 and Subsequent Highlights

•

Initiated Phase 1 Study of Lead Antifungal Product Candidate CD101 IV: In August, Cidara announced the initiation of a Phase 1, randomized, double-blind, dose-escalation study to determine the safety, tolerability, and pharmacokinetics of CD101 IV in healthy subjects.

•

16 Posters Across Three Programs to be Presented at ICAAC:  In August, Cidara announced plans to present additional preclinical data at the Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) conference in September 2015.

•	Joined Russell Indexes: In June, Cidara was added to the Russell 3000®, Russell 2000®, and Russell Microcap® Indexes.

•

Granted Qualified Infectious Disease Product (QIDP) and Fast Track Designations for CD101 IV by FDA: In May, 2015, Cidara announced that the U.S. Food and Drug Administration (FDA) had designated its lead antifungal product candidate, CD101 IV, as a Qualified Infectious Disease Product (QIDP) with Fast Track status. The QIDP and Fast Track designations are for the use of CD101 IV in the treatment of candidemia and invasive candidiasis.

•

Successfully Completed Initial Public Offering: In April, Cidara priced its initial public offering of 4,800,000 shares of common stock at a public offering price of $16.00 per share. Proceeds from the offering, net of underwriting discounts, commissions and offering-related transaction costs, were $69.3 million.

“This year has proven to be transformational for Cidara,” said Jeffrey Stein, Ph.D., president and chief executive officer of Cidara. “Of particular note were the completion of our initial public offering and the initiation of the company’s first clinical trial for our novel anti-fungal CD101

Exhibit 99.1

IV, which has received QIDP and Fast Track designations from the FDA. We look forward to building on this strong momentum in the second half of 2015.”

Financial Results

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Cash and cash equivalents totaled $122.3 million as of June 30, 2015, compared with $58.1 million as of March 31, 2015. The second quarter figure includes net proceeds from the initial public offering of $69.3 million.

•

Research and development expenses were $4.2 million and $9.1 million for the three and six months ended June 30, 2015, respectively, compared to $1.0 million and $1.2 million for the same periods in 2014. The increases for the 2015 periods, as compared to the same periods in 2014, were primarily attributable to the expansion of the company’s product candidate pipeline to include CD101 IV and CD101 topical and the personnel-related costs associated with hiring our workforce.

•

General and administrative expenses were $2.2 million and $4.0 million for the three and six months ended June 30, 2015, respectively, compared to $0.5 million and $0.8 million for the same periods in 2014. The increases resulted primarily from personnel-related costs to support the growth of our operating activities as well as the costs associated with operating as a public company.

•

Net loss for the three months ended June 30, 2015 was $6.4 million, compared to a net loss of $3.2 million for the second quarter of 2014. For the six months ended June 30, 2015, the net loss was $13.2 million, compared to $3.9 million for the comparable period in 2014.

•	As of August 10, 2015, Cidara had 13,674,291 common shares outstanding.

About Cidara Therapeutics

Cidara is a clinical stage biotechnology company focused on the discovery, development and commercialization of novel anti-infectives for the treatment of diseases that are inadequately addressed by current standard-of-care therapies. Cidara's initial product portfolio comprises two formulations of the company’s novel echinocandin, CD101, for the treatment of serious fungal infections. CD101 IV is a long-acting therapy for the treatment and prevention of systemic fungal infections, and CD101 topical is for the treatment of vulvovaginal candidiasis (VVC) and recurrent VVC (RVVC), a prevalent mucosal infection. In addition, Cidara has developed a proprietary immunotherapy platform, Cloudbreak™, designed to create compounds that direct a patient's immune cells to attack and eliminate pathogens that cause infectious disease. Cidara is headquartered in San Diego, California.  For more information please visit www.cidara.com.

Exhibit 99.1

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such statements include, but are not limited to, statements regarding the effectiveness and long-acting nature of CD101 IV and the intended design of current and future Cloudbreak compounds. Risks that contribute to the uncertain nature of the forward-looking statements include: the success and timing of Cidara’s preclinical studies and clinical trials; regulatory developments in the United States and foreign countries; changes in Cidara’s plans to develop and commercialize its product candidates; Cidara’s ability to obtain additional financing; Cidara’s ability to obtain and maintain intellectual property protection for its product candidates; and the loss of key scientific or management personnel. These and other risks and uncertainties are described more fully in Cidara’s documents most recently filed with the United States Securities and Exchange Commission (SEC), including its Registration Statement on Form S-1 declared effective by the SEC on April 14, 2015, under the heading "Risk Factors." All forward-looking statements contained in this press release speak only as of the date on which they were made. Cidara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Exhibit 99.1

Cidara Therapeutics, Inc.

Condensed Balance Sheets

	June 30, 2015	December 31, 2014
(In thousands, except share and per share amounts)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$122,301	$22,796
Prepaid expenses and other current assets	749	217
Total current assets	123,050	23,013
Property and equipment, net	831	863
Other assets	72	474
Total assets	$123,953	$24,350

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$854	$1,177
Accrued liabilities	1,459	1,622
Accrued compensation and benefits	755	414
Total current liabilities	3,068	3,213
Other long-term liabilities	28	34
Total liabilities	3,096	3,247
Commitments and contingencies
Series A convertible preferred stock, $0.0001 par value; no shares authorized, issued and outstanding at June 30, 2015; 127,214,000 shares authorized and 97,526,081 shares issued and outstanding at December 31, 2014	-	32,548
Stockholders' equity (deficit):
Preferred stock, $0.0001 par value; 10,000,000 shares authorized at June 30, 2015; no shares authorized at December 31, 2014; no shares issued or outstanding at June 30, 2015 and December 31, 2014	-	-
Common stock, $0.0001 par value; 200,000,000 and 185,000,000 shares authorized at June 30, 2015 and December 31, 2014, respectively; 13,903,536 and 13,598,693 shares issued and outstanding, respectively, at June 30, 2015; 1,494,506 and 1,132,738 shares issued and outstanding, respectively, at December 31, 2014	4	3
Additional paid-in capital	147,308	1,856
Accumulated deficit	(26,455)	(13,304)
Total stockholders' equity (deficit)	120,857	(11,445)
Total liabilities, convertible preferred stock, and stockholders' equity (deficit)	$123,953	$24,350

Exhibit 99.1

Cidara Therapeutics, Inc.

Condensed Statements of Operations

	Three months ended June 30,		Six months ended June 30,
(In thousands, except share and per share data)	2015	2014	2015	2014
Operating expenses:
Research and development	$4,210	$966	$9,145	$1,244
Cost of in-process research and development acquired	-	1,607	-	1,607
General and administrative	2,236	522	4,033	803
Total operating expenses	6,446	3,095	13,178	3,654
Loss from operations	(6,446)	(3,095)	(13,178)	(3,654)
Other income (expense):
Interest income (expense), net	32	(44)	27	(89)
Change in fair value of convertible notes payable	-	(80)	-	(183)
Total other income (expense)	32	(124)	27	(272)
Net loss	$(6,414)	$(3,219)	$(13,151)	$(3,926)
Net loss per common share, basic and diluted	$(0.59)	$(5.04)	$(2.16)	$(7.63)
Weighted average shares outstanding used to compute net loss per share, basic and diluted	10,957,150	638,272	6,075,134	514,736

INVESTOR CONTACT:

Robert H. Uhl

Westwicke Partners, LLC

Managing Director

(858) 356-5932

robert.uhl@westwicke.com

MEDIA CONTACT:

Mike Beyer

Sam Brown Inc.

(312) 961-2502

mikebeyer@sambrown.com

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